                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                       Northern California BanCorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        NORTHERN CALIFORNIA BANCORP, INC.
                   601 MUNRAS AVE, MONTEREY, CALIFORNIA 93940
                                 (831) 649-4600
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2001
                                    5:00 P.M.

     The Annual Meeting of Shareholders of Northern California Bancorp, Inc. (the "Company") will be held at the Company's office located at 601 Munras Avenue, Monterey, California 93940 on Thursday, May 17, 2001 at 5:00 p.m., for the following purposes:

     1. To elect the following FIVE (5) nominees to serve as directors of the Company until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified:

                   Charles T. Chrietzberg, Jr.
                   Sandra G. Chrietzberg
                   Peter J. Coniglio
                   Carla S. Hudson
                   John M. Lotz

     2. To approve a proposal to amend the Company's 1998 Stock Option Plan to increase the number of shares covered thereunder from 332,750 shares to 461,821 shares, as described in the Company's 2001 Proxy Statement.

     3. To consider and transact such other business as may properly be brought before the meeting and any adjournment or adjournments thereof.

     Shareholders of record at the close of business on April 17, 2001 are entitled to notice of and to vote at the meeting.

     YOU ARE REQUESTED TO DATE, EXECUTE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, EITHER BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON, OR BY FILING WITH THE SECRETARY OF THE COMPANY PRIOR TO THE MEETING, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.

     PLEASE INDICATE ON THE PROXY WHETHER YOU EXPECT TO ATTEND THE MEETING SO THAT WE MAY ARRANGE FOR ADEQUATE ACCOMMODATIONS.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ ANDRE G. HERRERA
                                       -----------------------------
                                       Andre G. Herrera
                                       Secretary
Dated: April 20, 2001
Monterey, California

                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                        NORTHERN CALIFORNIA BANCORP, INC.


     This Proxy Statement is furnished in connection with the solicitation of proxies to be used on behalf of the Board of Directors of Northern California Bancorp, Inc. (the "Company") at the Annual Meeting of Shareholders of the Company to be held at the Company's office located at 601 Munras Avenue, Monterey, California, 93940 on Thursday, May 17, 2001 at 5:00 p.m., and at any adjournments thereof (the "Meeting").

     Management anticipates that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about April 20, 2001.

     A form of proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at the Meeting and advises the Chairman of his election to vote in person. Shares represented by a properly executed proxy received prior to the Meeting will be voted in accordance with the shareholder's specifications, as noted on the proxy, or if not otherwise specified, and unless revoked, such shares will be voted in favor of election of the nominees specified.

     The proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Meeting and may include: approval of minutes of the prior annual meeting which will not constitute ratification of the actions taken at such meeting; action with respect to procedural matters pertaining to the conduct of the Meeting and election of any person to any office for which a bona fide nominee is named herein if such nominee is unable to serve or for good cause will not serve.

     The Company's Board of Directors is soliciting the enclosed proxy. The principal solicitation of proxies is being made by mail, although additional solicitation may be made by telephone, telegraph or personal visits by directors, officers and employees of the Company. The Company may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy soliciting firm engaged by the Company.


                               VOTING SECURITIES


OUTSTANDING SHARES AND RECORD DATE

     Shareholders of record as of the close of business on April 17, 2001 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of such date, the Company had 1,215,855 shares of common stock, no par value ("Common Stock"), outstanding.


VOTING RIGHTS

     Each shareholder of record of Common Stock is entitled to one vote, in person or by proxy, for each share held on all matters to come before the Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors. Pursuant to California law, no shareholder can cumulate votes unless, prior to the voting at the Meeting, a shareholder has given notice of the shareholder's intention to cumulate the shareholder's votes at the Meeting. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors does not presently intend to cumulate votes it may hold pursuant to the proxies solicited herein, unless shareholders direct otherwise. If, however, other director nominations are made and any shareholder gives notice of intention to cumulate votes, the Board of Directors intends to cumulate votes in such a manner as to elect the maximum number of the Board of Directors' nominees. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement.

     Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of votes held in his or her name on the Record Date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The five (5) candidates receiving the highest number of votes are elected.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date pertaining to beneficial ownership of the Company's Common Stock by persons known to the Company to own 5% or more of such stock, current directors of the Company, and all directors and officers (1) of the Company as a group. The information contained herein has been obtained from the Company's records and from information furnished directly by the individual or entity to the Company. All of the persons are directors of the Company except for the David S. Lewis Trust.

     The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Therefore, attention should be given to the footnote references set forth in the column "Amount and Nature of Beneficial Ownership". In addition, shares of Common Stock issuable pursuant to options which may be exercised within 60 days of the Record Date are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the total number of shares considered to be outstanding for the purposes of this table may vary depending upon the individual's particular circumstance. Unless otherwise stated, voting and investment powers are shared with the spouse of the respective shareholder under California community property laws.


                          (continued on following page)





--------
(1) As used throughout this Proxy Statement, the term "officer" refers to Executive Officers, which includes the Chairman of the Board, President and Chief Executive Officer; the Senior Vice President/Chief Operating Officer and Chief Financial Officer; and the Senior Vice President and Chief Lending Officer of the Company's wholly-owned subsidiary, Monterey County Bank (the "Bank").

                                        Amount and Nature of            Percent of
       Name and Address                 Beneficial Ownership              Class
--------------------------------     ---------------------------      -------------
Charles T. Chrietzberg, Jr.                 559,506  (1)(2)(3)              44.37%

Sandra G. Chrietzberg                       559,506  (2)(3)                 44.37%

Peter J. Coniglio                            57,734  (4)(5)                  4.64%

Carla S. Hudson                              24,289  (6)                     1.97%

John M. Lotz                                 15,510  (7)                     1.26%

All Directors & Executive                   714,214  (8)                    52.97%
Officers as a Group
(6 in number)

David S. Lewis Trust                        127,160  (4)                    10.45%
30500 Aurora del Mar
Carmel, CA  93923


(1) Includes 44,275 shares subject to his employee stock options. 316,000 shares of the common Stock owned by Mr. Chrietzberg are pledged to secure a loan from an unaffiliated bank.

(2) The shares include an aggregate of 15,221 shares held beneficially by Mr. Chrietzberg and Mrs. Chrietzberg in Individual Retirement Accounts, where voting power is also shared with the custodian of the account.

(3)  Includes shares of spouse pursuant to California's community property laws.

(4)  Sole voting power.

(5) Includes 28,820 shares subject to the respective director's stock options. Of the remaining shares 21,927 are held in a family trust controlled by Mr. Coniglio, as to which he has sole voting and investment power, while 6,987 shares are held by Hudson, Martin, Ferrante & Street, a partnership of which Mr. Coniglio is the managing partner, with voting and investment power.

(6) Includes 18,838 shares subject to the respective director's stock options. The remaining shares are held jointly with family members, other than 1,331 shares held in a corporate pension, as to which Ms. Hudson has voting and investment power.

(7) Includes 12,183 shares subject to the respective director's stock options. The remaining shares are held jointly with family members, with shared voting and investment power.

(8) Includes all options included above, plus 24,000 shares of stock owned by, and 33,165 shares subject to options held by, executive officers who are not also directors.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Articles of Incorporation and Bylaws of the Company provide that the number of directors of the Company may be no less than five (5) and no more than nine (9), with the exact number to be fixed by a resolution of the Board of Directors or the shareholders. The number of directors is presently fixed at five (5).

     The persons named below have been nominated for election as directors to serve until the next Annual Meeting and until their successors are duly elected and qualified. Votes will be cast in such a way as to effect the election of all nominees or as many as possible under the rules of cumulative voting. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee as shall be designated by the Board of Directors. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve. Additional nominations can be made only by complying with the notice provisions included in the Notice of Meeting. This Bylaw provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if not followed. The five (5) nominees receiving the highest number of votes at the Meeting shall be elected.

     The following table provides information as of the Record Date with respect to each person nominated and recommended to be elected by the current Board of Directors of the Company. Year first appointed or elected refers to the year first appointed or elected as a director of the Company or its predecessor, the Bank. Reference is made to the section entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for information pertaining to stock ownership of the nominees.

                                                                                                      YR. 1ST
                                                                                                     APPOINTED
                                                  BUSINESS EXPERIENCE                               OR ELECTED
NAME OF DIRECTOR                           AGE    DURING PAST 5 YEARS                                DIRECTOR
----------------                           ---    -------------------                                --------
Charles T. Chrietzberg, Jr.                 59     President, Chairman and CEO of the Company,        1985
                                                   and its predecessor, Monterey County Bank
                                                   since 3/87.
                                                                                                      1988
Sandra G. Chrietzberg                       57     Investor; formerly President and CEO, Queen
                                                   of Chardonnay, Inc., dba La Reina Winery,
                                                   1984-1993

Peter J. Coniglio                           71     Attorney/Partner - Hudson Martin, Ferrante &       1976
                                                   Street, Monterey, CA.

Carla S. Hudson, CPA                        47     Partner, Huey & Hudson CPAs,   Monterey, CA.       1994

John M. Lotz                                59     President and CEO of Couroc of Monterey            1992
                                                   (1997), Real Estate developer 1991-1996

     Directors of the Company serve in similar capacities with the Bank. There are no family relationships between any two or more of the directors, or officers, except that Sandra G. Chrietzberg and Charles T. Chrietzberg, Jr. are spouses and Andre G. Herrera, Vice President and Corporate Secretary of the Company, is their son-in-law.

THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF ELECTION OF EACH OF THE NOMINEES. YOU ARE URGED TO VOTE FOR PROPOSAL 1: TO ELECT THE FIVE (5) NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHARE-HOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE ELECTED AND
QUALIFIED: CHARLES T. CHRIETZBERG, JR., SANDRA G. CHRIETZBERG, PETER J. CONIGLIO, CARLA S. HUDSON AND JOHN M. LOTZ.

                 INFORMATION PERTAINING TO ELECTION OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS: DIRECTOR ATTENDANCE

     Due to the compact size of the Board of Directors, most functions allocated to committees on a larger Board of Directors are handled by the Board as a whole at the Company. The Company did not maintain separate loan or nominating committees in 2000. In 2000, the following committees met:

     The Audit Committee reviews and conducts (through outside consultants) an independent audit of policies and procedures of the Company. The Audit Committee, consisting of directors Coniglio, Hudson, and Lotz, met 2 times in 2000.

     The Compensation Committee reviews and approves compensation for officers and administration of the Company's stock option plan. The Compensation Committee, consisting of directors Coniglio, Hudson and Lotz met 1 time in 2000.

     During 2000, the Board of Directors of the Company held 23 regularly scheduled meetings and special meetings. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of committees of the Board of Directors on which the director served (during the period for which the director served).

CASH COMPENSATION

     The following information is furnished with respect to officers of the Company whose aggregate cash compensation from the Company during 2000 exceeded $100,000. All compensation was paid by the Bank; the Company does not separately pay its officers. No restricted stock awards or LTIP payouts were made.

                                            ANNUAL COMPENSATION                      LONG TERM COMPENSATION AWARDS
                                       ----------------------------------       -----------------------------------------
                                                                OTHER           RESTRICTED    SECURITIES
                                                                ANNUAL            STOCK       UNDERLYING    ALL OTHER
NAME & PRINCIPAL POSITION              SALARY      BONUS     COMPENSATION         AWARDS     OPTIONS/SARS  COMPENSATION
-------------------------------------------------------------------------------------------------------------------------
Charles T. Chrietzberg, Jr.      2000  $187,713    $160,000    $2,670(1)          None         10,000       $11,541(2)
  Chairman, President & CEO      1999  $156,769     160,000     3,578(1)          None           None        13,109(2)
                                 1998  $156,020     160,000     5,343(1)          None         25,000        11,776(2)

Bruce N. Warner                  2000   $86,461      49,317      None             None          7,000          None
  Senior Vice President,         1999   $78,765      25,888      None             None           None          None
  Chief Financial Officer        1998   $74,254      28,385      None             None          5,000          None
  Chief Operating Officer

Andre G. Herrera                 2000    94,606      19,726      None             None          5,000          None
  Vice President, Information    1999    86,240      10,355      None             None           None          None
   and Merchant Services         1998    83,650       5,000      None             None          5,000          None


(1)  Represents personal use of a company automobile.

(2) Represents the expense accrued in the Salary Continuation Plan as more fully described in the Long Term Incentive Plan Table.

     Until June 1, 1990 the Bank furnished certain executive officers with a taxable car allowance. The Bank discontinued car allowances on June 1, 1990 and purchased a bank owned automobile for the use of its Chief Executive Officer (the value of his personal use of the automobile is included above). The Bank furnishes, on a nondiscriminatory basis, to the employees: (i) insurance benefits; and (ii) other benefits. The value of these benefits (excluding non-discriminatory plan benefits) was less than the lesser of $50,000 or ten percent of the compensation shown above for the respective persons or group, and is not included in the table.

EMPLOYMENT AGREEMENTS

     During 1999 Mr. Chrietzberg was compensated pursuant to an employment agreement effective January 1, 1997. The Board of Directors of the Bank authorized the Bank to enter into a new three year employment contract with Mr. Chrietzberg, effective January 1, 2000. It provides for a base salary of $180,000 per year, a Bank furnished automobile or automobile allowance, and a bonus based on profits. The bonus, not to exceed $160,000 annually, will equal $10,000 for each 0.1 percent that the Bank's profits exceed 1.0 percent return on average assets plus $10,000 for each 1 percent that the Bank's return on equity exceeds 10.0 percent. Under the terms of the contract, if Mr. Chrietzberg is terminated other than for cause (as defined in the contract), he is entitled to severance compensation for his monthly salary plus a pro rated incentive bonus for the greater of 24 months or the remaining term of his contract (which ends in December, 2002); however, if the termination follows within twelve (12) months after a change in control transaction (as defined in the contract), he is entitled to such severance compensation for the greater of 24 months or the remainder of the term of the contract.

LONG TERM INCENTIVE PLANS

     The following table sets forth certain information regarding the long term incentive plans provided for Mr. Chrietzberg.

                                            PERFORMANCE OR                      ESTIMATED FUTURE PAYOUTS UNDER
                  NUMBER OF                 OTHER PERIOD                         NON-STOCK PRICE-BASED PLANS
                  SHARES, UNITS             UNTIL                              -------------------------------
                  OR OTHER RIGHTS           MATURATION OR                      THRESHOLD   TARGET     MAXIMUM
NAME                  (#)                   PAYMENT                             ($ OR #)  ($ OR #)    ($ OR #)
----                  ---                   -------                            ---------  --------    --------
Charles T.        Salary                    Retirement at age 65, subject        None        None    75,000/yr.
Chrietzberg, Jr.  Continuation              to provisions for earlier payout                           lifetime
                  Agreement                 described below


     In December, 1993, the Board of Directors approved a Salary Continuation Agreement for the benefit of Mr. Chrietzberg that provided for payments of $75,000 per year, for 15 years, if he remains with the Bank until normal retirement, commencing age 65. After consideration of the impact of such an agreement on the Bank's income, the Bank amended the Agreement to provide for one half the original benefit amounts, but adopted Surviving Income Agreements which provide benefits upon the death of the executive to his beneficiary in a single payment, in an amount equal to the retirement benefit. The Salary Continuation Agreement provides for lesser payments in the event of early retirement, generally designated to coincide with increases in the anticipated surrender value for the life insurance policies described below.

     In August, 1999, the Board of Directors amended the Salary Continuation Agreement for the benefit of Mr. Chrietzberg which was approved in December, 1993. The amended Salary Continuation Agreement provides for payments of $75,000 per year, for Mr. Chrietzberg's lifetime. The amended Salary Continuation Agreement provides the following with regard to the division of death proceeds should Mr. Chrietzberg die before his sixty-fifth (65th) birthday; his beneficiary(ies) shall be entitled to an amount equal to $1,440,000 or the net at risk insurance portion of the proceeds, whichever amount is less. The net at risk insurance portion is the total proceeds less the cash value of the policy. Should Mr. Chrietzberg die on or subsequent to his sixty-fifth (65th) birthday, his beneficiary(ies) shall be entitled to an amount equal to $1,000,000 or the net at risk insurance portion of the proceeds, whichever is less, and the Bank shall be entitled to the remainder of such proceeds.

     The Bank's obligations under the Salary Continuation Agreement are not secured by any segregated amounts, but are informally funded by the purchase of single-premium life insurance policies. The salary continuation expense accrued in 2000, 1999 and 1998 was $11,500, $13,100, and $2,199, respectively. Based upon the current projected earnings of the insurance used to informally fund the Bank's obligations under the Agreement, and the anticipated salary continuation expense to be booked, net of tax benefits, the Bank anticipates (based upon current tax laws and assumptions regarding the yield on alternative investment(s)) that the cost of the benefits to be provided under the agreement will not have a material adverse impact on the Bank's net income after taxes in the future, although no assurance can be given in this regard. The Surviving Income Agreement was terminated upon adoption of the amended Salary Continuation Agreement.

1998 STOCK OPTION PLAN

         The following table sets forth certain information concerning the grant of stock options under the Corporation's' 1998 Amended Stock Option Plan (the "1998 Plan") to the named executive officer during the year ended December 31, 2000.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                 NUMBER OF        PERCENT OF                                  POTENTIAL REALIZED VLAUE
                                SECURITIES      TOTAL OPTIONS/                                OF ASSUMED ANNUAL RATES
                                UNDERLYING       SARS GRANTED     EXERCISE OR                OF STOCK PRICE APPRECIATION
                               OPTIONS/SARS      TO EMPLOYEES      BASE PRICE   EXPIRATION       FOR OPTION TERM
            NAME                GRANTED (#)     IN FISCAL YEAR       ($/SH)        DATE            5%($)       10%($)
-----------------------------  -------------    --------------    ------------  ----------   ---------------------------
Charles T. Chrietzberg, Jr.            10,000       25.64%            3.30        3/16/05          9,117       20,147
Bruce N. Warner                         7,000       17.95%            3.00        3/16/05          5,802       12,821
Loreen L. Arnold                        5,000       12.82%            3.00        3/16/05          4,144        9,158


     The following table sets forth the number of shares of Common Stock acquired by each of the named executive officers upon exercise of stock options during 2000, the net value realized upon exercise, the number of shares of Common Stock represented by outstanding stock options held by each of the named executive officers as of December 31, 2000 and the value of such options based on the last transaction in 2000, which the Company has knowledge of, and certain information concerning unexercised options under the 1998 Stock Option Plan.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTIONS/SAR VALUES

                                                                                                VALUE OF
                                                                NUMBER OF                     UNEXERCISED
                                                                UNEXERCISED                   IN-THE-MONEY
                                SHARES                         OPTIONS/SARS AT              OPTIONS/SARS AT
                                ACQUIRED ON     VALUE              FY-END(#)                      FY-END ($) 1/
         NAME                   EXERCISE (#)  RECEIVED ($)   EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
------------------------        -----------   -----------    -----------  -------------    -----------  -------------
Charles T. Chrietzberg, Jr.        None          None          44,275         None              24,825       None
Bruce N. Warner                    None          None          27,665         None              19,495       None
Loreen L. Arnold                   None          None           5,500         None               1,500       None


1/ The value of unexercised options was calculated based on a trade in the stock of the Company at $3.00 on December 27, 2000, the trade closest to 2000 fiscal year end. Trading in the stock of the Company is infrequent, and may not be an accurate indicator of the true value of shares of stock in the Company.

COMPENSATION OF DIRECTORS

     In 2000, each director received a standard fee of $500 per regular board meeting of the Bank attended and $150 for each committee meeting of the Bank attended.

     Additionally, each director received an annual payment based on the following length of service schedule.


LENGTH OF SERVICE                         COMPENSATION
------------------                        ------------
Less than Five Years                      $   500.00
Five to Ten Years                           1,000.00
Ten to Twenty Years                         1,500.00
Over Twenty Years                           2,000.00


OTHER COMPENSATORY PLANS

     In 1995, the Company established an Employee Stock Ownership Plan (the "ESOP") to invest in the Company's common stock for the benefit of eligible employees. However, the Company has made no contributions to the Trust established for the ESOP.


     The Bank maintains a salary reduction plan under Section 401(k) of the Internal Revenue Code of 1986. The 401(k) plan covers substantially employees who have completed four months of service with the Bank. Employees may defer up to a maximum of the lesser of 15% of annual compensation income, or $10,500. The Bank has the discretion to make contributions which match a portion of the employee contributions. No contributions were made by the Bank during the years 1995-2000.

CERTAIN TRANSACTIONS

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates. Management of the Bank believes that these transactions have been (and those in the future are intended to be) on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features. Management does not believe that any such loans are outside the ordinary course of business. The following table sets forth information on extensions of credit to directors and to directors' interests, principal shareholders and officers.

                                                                                   OUTSTANDING AS OF
                                                MAXIMUM                            DECEMBER 31, 2000
                                      ----------------------------         ------------------------------------
                                                       PERCENT OF                                 PERCENT OF
                                                         EQUITY                                     EQUITY
       NAME                              AMOUNT         CAPITAL                 AMOUNT             CAPITAL
--------------------                  -------------   -------------        ------------------   ---------------
Charles T. Chrietzberg, Jr.                  4,150           0.09%                         0             0.00%
Peter J. Coniglio                          916,779(1)       18.97%                   916,779(1)         18.97%
Carla S. Hudson                              1,950           0.05%                         0             0.00%
John M. Lotz                                 2,220           0.06%                     2,220             0.04%
David S. Lewis                                   0           0.00%                         0                 0

Directors, Principal
Shareholder, and Officers
as a Group (6 in number)                   925,099          19.14%                   918,999            19.01%


(1) Included in the extensions of credit to Mr. Coniglio is a loan to the Coniglio Family Partnership, which had an outstanding balance of $883,665 on December 31, 2000.

AUDIT COMMITTEE REPORT

     The Audit Committee, composed of three outside directors, reviews and conducts (through outside consultants) and independent audit of policies and procedures of the Company. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required to be discussed by SAS 61. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

     The Committee discussed with the independent auditors, the auditors' independence from the management of the Company and received written disclosures and the letter from the independent accounts required by Independence Standards Board Standard No. 1.

     After the review of the discussions mentioned above, the Committee recommended to the Board that audited financial statement be included in the Company's Annual Report on Form 10-K.

                             Respectfully Submitted
                      Monterey County Bank Audit Committee

                             Carla S. Hudson, Chair
                               Peter J. Coniglio
                                  John M. Lotz

                                   PROPOSAL 2
                     AMENDMENT TO THE 1998 STOCK OPTION PLAN

INTRODUCTION

     The Company's 1998 Stock Option Plan presently provides for the issuance of 332,750 shares of the Company's Common Stock, as adjusted for previous stock dividends. As of the Record Date, the Company had options outstanding to purchase a total of 207,889 shares and 101,821 options had been exercised, leaving only 23,040 shares available for future grants. A description of options granted during 2000 to the Company's directors and named executive officer is included herein in the sections entitled "INFORMATION PERTAINING TO THE
ELECTION OF DIRECTORS - Cash Compensation" and "- 1998 Stock Option Plan."

     Shareholders are being asked to approve an amendment to the 1998 Plan to increase the maximum number of shares of the Company's Common Stock which are reserved under the 1998 Plan, in the aggregate, by 129,071 shares to 461,821 shares. In an effort to continue to attract and maintain high quality persons to serve as directors, officers and key employees of the Company and the Bank, the Board of Directors adopted the amendment to the Plan on April 19, 2001. The amendment was adopted subject to shareholder approval.

     The Company's Board of Directors believes it is advisable for the shareholders to approve the proposed amendment to the 1998 Plan in order to have options available to encourage directors, officers and key employees to remain with the Company and the Bank, and to attract new, qualified officers, key employees and directors in today's competitive market. The Board of Directors has determined to increase the numbers of shares available as proposed at this time to assure the 1998 Plan has sufficient options until it expires in 2008. If the proposed amendment to the 1998 Plan is approved, the total shares available pursuant to the 1998 Plan, as amended, would be approximately 29.6% of the total shares outstanding as of the Record Date. The Plan has not been amended in any other respect, and remains in full force and effect.

SUMMARY OF THE 1998 PLAN

     The following general description of certain features of the 1998 Plan is qualified in its entirety by reference to the 1998 Plan, a copy of which is available for inspection at the Company's main office.

     GENERAL. The 1998 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. The members of the Committee are appointed from time to time by the Board of Directors of the Company and, for purposes of administering the 1998 Plan, consist of not less than two (2) nor more than five (5) persons. Such persons are non-employee directors of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Exchange Act"). If no Committee is appointed, the Board as a whole (exclusive of employee directors) serves as the Committee.

     The 1998 Plan provides that the Company may grant the option to purchase shares of Common Stock to certain employees or directors. The terms applicable to options granted are established by the Committee and are set forth in detail in the 1998 Plan. The Committee may grant options under the 1998 Plan until April 15, 2008.

     ELIGIBILITY. Options may be granted only to persons who, at the time of grant, are directors or employees of the Company or one of its subsidiaries. Options may be granted on more than one occasion to the same person. Subject to the limitations set forth in the 1998 Plan, options may include Incentive Stock Options ("ISOs") within the meaning Section 422 of the IRC, or options that do not qualify as ISOs ("NQOs"), or any combination thereof. As of the record date, __ non-employee directors and approximately __ employees (substantially all of the employees of Company and the Bank) were eligible to receive options under the 1998 Plan.

     STOCK OPTIONS. The Committee may grant options, pursuant to an option agreement, entitling the recipient to purchase shares of Common Stock at a price equal to or greater than market value on the date of grant. The market value of a share of Common Stock was $______ on the Record Date, based on the latest trade in the stock of the Company. However, trades are so infrequent that the price at which the stock trades may not be a good indicator of the true value of the shares. The option price is payable in full upon exercise in the manner specified by the Committee.

     Subject to limitations set for the in the 1998 Plan, options granted thereunder may be exercised in such increments, which need not be equal, and upon such contingencies as the Committee may determine. If an optionee does not exercise an increment of an option in any period during which such increment becomes exercisable, the unexercised increment may be exercised at any time prior to the option's expiration unless the respective stock option agreement with the optionee provides otherwise.

     An ISO may only be granted to an individual who is an employee of the Company or any of the Company's subsidiaries at the time the option is granted. No ISO may be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the IRC), unless: (i) at the time such option is granted the option price is at least 110% of the market value per share of the Common Stock subject to the option; and (ii) such option, by its terms, is not exercisable after the expiration of five years from the date of grant. All other options may not have a term in excess of ten (10) years from the date of grant. Non-employee directors are only entitled to receive NQOs.

     An option agreement may provide for the payment of the option price, in whole or in part, by delivery of a number of shares of the Company's Common Stock (plus cash if necessary) having a market value equal to such option price. The terms and conditions of the respective option agreements need not be identical.

     SHARES SUBJECT TO THE 1998 PLAN. As adjusted pursuant to the provisions of the 1998 Plan, the aggregate number of shares of Common Stock that may currently be issued under the 1998 Plan shall not exceed 332,750 shares. To the extent that an option lapses or the rights of the recipient with respect thereto terminate, any shares of Common Stock then subject to such option will be available for future grant under the 1998 Plan.

     CHANGE IN CONTROL. As used in the 1998 Plan, the term "Change in Control" generally means: (i) any person who is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company's outstanding securities; or (ii) individuals who constituted the Board as of April 30, 1998 cease for any reason to constitute at least a majority of the Board (unless the new individuals' elections are approved by a vote of a majority of the incumbent Board).

     Upon the occurrence of a Change in Control, all options granted and outstanding at such time shall immediately become exercisable in full, whether or not otherwise exercisable, for a period of thirty (30) calendar days (but not beyond their scheduled expiration date) following the occurrence of the Change in Control.

     TRANSFERABILITY. No options are transferable by the recipient except: (i) by will or the laws of descent and distribution; or (ii) with the consent of the Committee. An ISO may only be exercised during the optionee's lifetime by the optionee or the optionee's guardian or legal representative.

     ADJUSTMENTS. The maximum number of shares that may be issued under the 1998 Plan, as well as the number or type of shares subject to outstanding options and the applicable option prices per share shall be adjusted appropriately in the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events.

     AMENDMENTS. The Board in its discretion may terminate the 1998 Plan at any time with respect to any shares of Common Stock for which options have not yet been granted. The Board has the right to alter or amend the 1998 Plan or any part thereof from time to time; provided that no change in any option theretofore granted may be made which would impair the rights of the optionee thereof without the consent of such optionee. The Board, however, may not amend the 1998 Plan to: (i) increase the maximum aggregate number of shares that may be issued under the 1998 Plan; or (ii) change the class of individuals eligible to receive options under the 1998 Plan without shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

     Certain stock options granted under the 1998 Plan are intended to be Incentive Stock Options as defined in Section 422 of the IRC. No income will be recognized by the optionee, and no deduction will be allowed to the Company, by reason of the grant or exercise of an ISO. However, for purposes of the alternative minimum tax, an adjustment increasing alternative minimum taxable income by the amount of the excess of the fair market value of the shares at the time of exercise over the option exercise price must be made. If the optionee does not dispose of the shares of Common Stock received upon exercise of an ISO by payment in cash within two years from the date of the grant of the option or within one year after the transfer of the shares to the optionee, any gain realized by the optionee upon such disposition of the shares will be long-term capital gain. No deduction will be available to the Company upon such disposition by the optionee. However, if the optionee disposes of such shares within the two year period from the date of the grant of the option or within the one year period from the transfer of the shares, gain realized by the optionee upon such disposition will be ordinary income to the extent that the value of the shares received at the date of exercise of the option exceeds the price paid for such shares by the optionee. Such ordinary income will be recognized by the optionee for the tax year in which the optionee disposes of the shares and, under Treasury Regulations, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee for the tax year of the Company in which the optionee recognizes such ordinary income, provided that applicable income tax withholding or reporting requirements are satisfied. Gain realized in excess of such ordinary income will be capital gain. Such capital gain will be long-term or short-term depending upon whether the shares are held for more than 12 months prior to the date of disposition. If the optionee disposes of the shares within either the two year period from the date of grant of the option, or within one year after the transfer of the shares, any ordinary income recognized by the optionee will not exceed the gain realized on such disposition by the optionee. If the optionee disposes of shares of Common Stock received upon exercise of an option at a loss, such loss will be a capital loss, long-term or short-term, depending upon whether the shares are held for more than one year prior to the date of disposition.

     The optionee's basis in shares of Common Stock acquired upon the exercise of an ISO by the transfer to the Company of Common Stock already owned by the optionee is determined, under Treasury Regulations, by substituting the optionee"s basis in the shares of Common Stock transferred to the Company to exercise the option to an equivalent number of shares of Common Stock acquired upon the exercise of the option (the "Substituted Common Stock"). The basis of the remainder, if any, of the shares of Common Stock received upon exercise of the option (the "Non-Substituted Common Stock") will be zero. The Substituted Common Stock will have a holding period which, for purposes of computing whether capital gain or loss is long- or short-term and, if long-term, the applicable tax rate, includes the holding period of the shares of previously owned Common Stock. The Non-Substituted Common Stock will have a holding period which, for purposes of computing whether capital gain or loss is long- or short-term, includes the holding period of the shares of previously owned Common Stock. The Non-Substituted Common Stock will have a holding period which begins on the date such shares are received. If the optionee does not dispose of the shares of Common Stock received upon exercise of an ISO within two years from the date of the grant of the option or within one year after the transfer of the shares to the optionee, any gain realized by the optionee upon the disposition of the shares will be long-term capital gain. No deduction will be available to the Company upon such disposition by the optionee. However, if the optionee disposes of such shares within the two year period from the date of the grant of the option or within the one year period from the transfer of the shares, under Treasury Regulations the optionee will be treated as disposing of the shares having the lowest basis. Any gain realized by the optionee upon such disposition will be ordinary income to the extent that the value of the shares received at the date of exercise of the option exceeds the amount paid for such shares. The amount paid for Substituted Common Stock will be its fair market value on the date of exercise. The amount paid for Non-Substituted Common Stock will be its fair market value on the date of exercise. The amount paid for Non-Substituted Common Stock will be its basis. Such ordinary income will be recognized by the optionee for the tax year in which the optionee disposes of the shares and, under Treasury Regulations, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee for the tax year of the Company in which the optionee recognizes such ordinary income, provided that applicable income tax withholding or reporting requirements are satisfied. Gain realized in excess of such ordinary income will be capital gain. Such capital gain will be long-term or short-term depending upon whether the shares disposed of were held for more than 12 months prior to the date of disposition, taking into account the substituted holding period of any Substituted Common Stock. If the optionee disposes of the shares within either the two year period from the date of grant of the option, or within one year after the transfer of the shares, any ordinary income recognized by the optionee will not exceed the gain realized on such disposition by the optionee. If the optionee disposes of shares of Common Stock received upon exercise of an option at a loss, such loss will be a capital loss, long-term or short-term, depending upon whether the shares are held for more than one year prior to the date of disposition, taking into account the substituted holding period of any Substituted Common Stock.

     The aggregate fair market value (determined at the time the options are granted) of the stock with respect to which ISOs are exercisable by an individual for the first time in any calendar year is limited to $100,000. The 1998 Plan provides that outstanding options may become fully vested and exercisable upon: (i) the acquisition by any person of 25% or more of the Company's outstanding Common Stock; or (ii) individuals who constituted the Board as of April 30, 1999 cease to constitute a majority of the Board. If, as a result of this provision of the 1998 Plan, the amount of options which become exercisable by an optionee for the first time in any year exceeds the $100,000 limit, the amount of options exceeding the $100,000 limit will no longer be treated as ISOs.

     If options cease to be treated as ISOs for the reasons described in the preceding paragraph, such options will be treated as NQOs. If such options, or any stock options originally intended to be NQOs, are exercised, the excess of the fair market value of the acquired shares at the time of exercise over the option exercise price will be treated as ordinary income to the optionee in the year of exercise.

     Upon exercise of a stock option other than an ISO by a cash payment, the optionee's basis in the shares of Common Stock received will be the sum of the option exercise price and the amount of ordinary income recognized by the optionee from the exercise of the stock option. The optionee's holding period in the shares of Common Stock received will begin on the date received. Upon exercise of such a stock option by transfer of shares of Common Stock already owned by the optionee, under Revenue Ruling 80-244, the optionee will be deemed to have received an equivalent number of shares of Common Stock in a non-taxable exchange (Substituted Common Stock) and the remainder, if any, of the shares of Common Stock will be deemed to have been received in a taxable transaction (Non-Substituted Common Stock). The optionee's basis in the Substituted Common Stock will be the same as the optionee's basis in the previously owned shares, and the optionee's holding period will include the holding period of the previously owned shares. The optionee's basis in the Non-Substituted Common Stock will be the same as the amount of ordinary income recognized by the optionee. The Non-Substituted Common Stock will have a holding period which begins on the date when it is received.

     On the disposition of shares of Common Stock received upon exercise of a stock option other than an incentive stock option, the difference between the amount realized and the optionee's basis in the shares will be a long-term or short-term capital gain (or loss) depending on whether the optionee's holding period for the shares is more than 12 months prior to their disposition.

     The Company will be entitled to claim a deduction at the same time and in the same amount as income is recognized by the optionee exercising a stock option other than an incentive stock option. No income will be recognized by the optionee, and no deduction shall be allowable to the Company, by reason of the grant of non-qualified stock options.


CERTAIN INFORMATION CONCERNING ALL OPTIONS

     In addition to the foregoing, an excise tax of 20% and the disallowance of a deduction to a corporation for compensation to its employees, officers, shareholders, and others that results in an "excess parachute payment" within the meaning of IRC Section 280G(b) will be incurred. If such a person is granted an incentive stock option and there is a change of control, the incentive stock option may be considered in the determination of whether an excess parachute payment has been made.

     Capital losses, whether long-term or short-term, may be used to offset up to 100% of capital gains in any single tax year. In the case of an individual taxpayer, up to $3,000 of any capital losses in excess of capital gains may be deductible from ordinary income. Any unused excess capital losses may be carried forward indefinitely by an individual taxpayer.

     Long-term capital gains and losses are derived from the sales and exchanges of capital assets held for more than one year. Under the IRC, the maximum federal income tax rate on net long-term capital gains is 20% if the capital asset was held for more than twelve months. If the capital asset was held for less than twelve months, any resulting gain will be taxes at ordinary income rates. For individuals in the 15% tax bracket, the maximum tax rate on net long-term capital gains is 10%. For tax years beginning after December 31, 2000, a lower capital gains rate of 18% (8% for individuals in the 15% tax bracket) may be applied if the individual: (i) acquires a capital asset after December 31, 2000 and (ii) holds it for more than five years. Individuals in the 15% bracket, however, are not required to acquire the capital asset after December 31, 2000 in order to take advantage of the lower capital gains rate.

     The specific state tax consequences to each optionee under the 1998 Plan may vary, depending upon the laws of the various states and the individual circumstances of each optionee. It is suggested that each optionee consult his or her personal tax advisor regarding both the federal and state tax consequences of the grant and exercise of options.

VOTE REQUIRED

     The approval of the amendment to the 1998 Plan by a majority of the shares represented and voting at the Meeting is required.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" ON THIS PROPOSAL.


                                   ACCOUNTANTS

     Hutchinson & Bloodgood LLP served as the Company's and the Bank's principal accountant during 2000, and it is anticipated that such firm will be retained in the same capacity in 2001. A representative of the firm is expected at the Meeting, to be available to answer appropriate questions from shareholders in attendance and to make any statement the representative desires.

     The total fees billed for professional services rendered for the Audit of the Company's annual financial statements, review of the financial statements included the Company's quarterly reports on Form 10-QSB and tax services for the fiscal year ended December 31, 2000 were $43,100.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than 10% of the Common Stock to file reports of stock ownership and changes in stock ownership with the Securities and Exchange Commission (the "SEC"). The executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during 2000 all filing requirements applicable to the Company's executive officers, directors, and greater than 10% shareholders were complied with.

                                  ANNUAL REPORT

     The annual report of the Company for the fiscal year ended December 31, 2000 is included with this mailing to shareholders.

                                  FORM 10-KSB

     A copy of the Company's annual report on Form 10-KSB filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, is available to shareholders without charge upon written request to Andre G. Herrera, Secretary, Northern California Bancorp, Inc., 601 Munras Ave., Monterey, California, 93940.

                PROPOSALS BY SHAREHOLDERS AT 2002 ANNUAL MEETING

     If any shareholder of the Company timely notifies the Company of his intention to present a proposal for action at a forthcoming meeting of the Company's shareholders, the Company will set forth the proposal in its proxy statement or information statement. Any shareholder desiring to submit a proposal for action at the 2002 Annual Meeting of Shareholders should submit such proposal in writing to the Company at its principal place of business no later than December 14, 2001.

                                  OTHER MATTERS

     The SEC rules permit the Proxy to confer discretionary authority to vote on any matter if the Company did not have notice of the matter at least 45 days before the date on which the Company first mailed its Proxy Materials for the prior year's Annual Meeting of Shareholders or, if the date of the Annual Meeting has changed by more than 30 days from the prior year, then notice must not have been received a reasonable time before mailing the Proxy Materials. The Company has not received notice of any other maters a reasonable time before mailing these Proxy Materials, accordingly, discretionary authority is conferred to the persons named in the accompanying Proxy to vote on any matter other than those set forth above. It is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of management and authority to do so is included in the proxy.


                                       Northern California Bancorp, Inc.


                                       /s/ ANDRE G. HERRERA
                                       -----------------------------
                                       Andre G. Herrera
                                       Secretary

Dated: April 20, 2001
Monterey, California

                                      PROXY
                        NORTHERN CALIFORNIA BANCORP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of Northern California Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Charles T. Chrietzberg, Jr., and Peter J. Coniglio, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's office located at 601 Munras Avenue, Monterey, California at 5:00 PM. on May 17, 2001, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present, as follows:

1.   ELECTION OF DIRECTORS. To elect as directors the nominees set forth below:

          [ ] FOR all nominees listed (except as marked to the contrary below).

          [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THE NOMINEE'S NAME(S) IN THE LIST BELOW:

                  Charles T. Chrietzberg, Jr.
                  Sandra G, Chrietzberg
                  Peter J. Coniglio
                  Carla S. Hudson
                  John M. Lotz

2. To approve the amendment to the Company's 1998 Stock Option Plan increasing the number of shares covered thereunder from 332,750 shares to 461,821 shares.

          [ ]     FOR
          [ ]     AGAINST
          [ ]     ABSTAIN

3.   To transact such other business as may properly come before the meeting.

     EXECUTION OF THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" PROPOSAL 1 UNLESS THE SHAREHOLDER DIRECTS OTHERWISE. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

     When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

I/we do [ ] do not [ ] expect to attend this meeting.

Dated:                            , 2001
     -----------------------------


--------------------------------
Signature of Shareholder(s)


--------------------------------
Signature of Shareholder(s)